KKR & Co. Inc. Reports Second Quarter 2018 Results
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NEW YORK, July 26, 2018 - KKR & Co. Inc. (NYSE: KKR) today reported its second quarter 2018 results.

GAAP net income (loss) attributable to KKR & Co. L.P. common unitholders was $680.4 million and $850.5 million, respectively, for the quarter and six months ended June 30, 2018. On a diluted basis, net income (loss) per common unit was $1.24 and $1.57, respectively, for the quarter and six months ended June 30, 2018. GAAP KKR & Co. L.P. Capital - Common Unitholders equity was $7.9 billion (1) as of June 30, 2018, or $15.09 per outstanding common unit.

After-tax Distributable Earnings(2) and After-tax Distributable Earnings Per Share(3) were $404.7 million and $0.49, respectively, for the quarter ended June 30, 2018. After-tax Distributable Earnings and After-tax Distributable Earnings Per Share were $640.4 million and $0.77, respectively, for the six months ended June 30, 2018.

Highlights

•	KKR’s conversion from a limited partnership to a corporation (the "Conversion") became effective July 1, 2018.

•	After-tax Distributable Earnings per share were $0.49 for the quarter ended June 30, 2018 compared to $0.29 for the quarter ended March 31, 2018 and $0.34 for the quarter ended June 30, 2017.

•	As of June 30, 2018, Assets Under Management were $191 billion, up 29% compared to June 30, 2017, as organic new capital raised totaled $40 billion over the past twelve months.

•
The previously announced FS Investments transaction closed on April 9, 2018. Together with Corporate Capital Trust (NYSE: CCT), our business development company ("BDC") platform has over $17 billion in combined assets under management.

•	Book value was $12.9 billion as of June 30, 2018 or $15.59 per outstanding adjusted share.

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“On July 1st, we completed our conversion from a partnership to a corporation.  We believe this decision, designed to simplify our structure and broaden our investor base, together with continued strong performance, increases our ability to generate significant long-term equity value for all of our shareholders,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “In terms of our results, operating fundamentals across the firm remain strong evidenced by the 29% growth in our Assets Under Management and 15% growth in our Book Value per Share over the last 12 months.”

Note: Certain financial measures, including After-tax distributable earnings, book value, adjusted shares and outstanding adjusted shares, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See information that follows for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP financial results as of and for the quarter and six months ended June 30, 2018 reflect KKR as a limited partnership and not a corporation, since the Conversion became effective on July 1, 2018. All other measures, including non-GAAP financial measures and operating measures, are presented using shares of Class A common stock of KKR & Co. Inc.

(1) GAAP KKR & Co. L.P Capital - Common Unitholders equity represents only that portion of the business held by KKR & Co. L.P. and does not include the economic interests that are held by KKR Holdings L.P. Our reportable segment is presented prior to giving effect to the allocation of ownership interests between KKR & Co. L.P. and KKR Holdings L.P. and as such represents the business in total.

(2) Given the extraordinary nature of the Conversion, the quarter and six months ended June 30, 2018 excludes approximately $729.4 million of losses on certain investments which were realized in the second quarter in advance of the Conversion.

(3) Represents per weighted average adjusted shares eligible for distribution.

GAAP RESULTS COMMENTARY
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $680.4 million for the quarter ended June 30, 2018, compared to $405.6 million for the quarter ended June 30, 2017. Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders was $850.5 million for the six months ended June 30, 2018, compared to $665.0 million for the six months ended June 30, 2017.
Revenues for the quarter and six months ended June 30, 2018 were $971.6 million and $1,444.2 million, respectively, compared to $1,015.8 million and $1,783.6 million for the comparable periods of 2017. The decrease for both periods was primarily due to a lower level of capital allocation-based income. The lower level of capital allocation-based income was primarily due to a lower level of net appreciation in our private equity portfolio as compared to the comparable prior periods.
Expenses were $675.1 million for the quarter ended June 30, 2018, compared to $629.7 million for the quarter ended June 30, 2017. The increase was primarily due to an increase in operating expenses. Expenses were $1,111.7 million for the six months ended June 30, 2018, compared to $1,169.7 million for the six months ended June 30, 2017. The decrease was primarily due to a lower level of compensation reflecting a lower level of revenues.
Total investment income (loss) for the quarter and six months ended June 30, 2018 was $1,330.8 million and $1,915.3 million, respectively, compared to $501.0 million and $1,111.7 million for the comparable periods of 2017. The increase for both periods was primarily due to a higher level of net gains in our investment portfolio and higher interest income as compared to the prior periods.

SEGMENT RESULTS COMMENTARY
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax Distributable Earnings were $404.7 million for the quarter ended June 30, 2018, compared with $276.9 million in the comparable prior period. After-tax Distributable Earnings were $640.4 million for the six months ended June 30, 2018, compared with $573.5 million in the comparable prior period. The increase in both periods was primarily due to (i) an increase in management fees as described below, (ii) an increase in realized performance income primarily due to a higher level of realized carried interest on our private equity investments and a higher level of incentive fees relating to our BDCs and (iii) an increase in net realized gains at our Principal Activities business line, reflecting higher net realizations in our private equity and credit strategies. These increases were partially offset by an increase in compensation reflecting a higher level of total segment revenues in the current periods.
ASSETS UNDER MANAGEMENT
AUM was $191.3 billion as of June 30, 2018, up $14.9 billion, compared to AUM of $176.4 billion as of March 31, 2018. The increase was primarily driven by the closing of the FS Investments transaction, new capital raised in our leveraged credit and infrastructure strategies and an increase in the value of our private equity portfolio. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets business line.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $138.8 billion as of June 30, 2018, up $19.1 billion, compared to FPAUM of $119.7 billion as of March 31, 2018. The increase was primarily driven by the closing of the FS Investments transaction, new capital raised in our leveraged credit strategy and our third flagship infrastructure fund entering its investment period. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions made in our Public Markets business line.
MANAGEMENT FEES
Management Fees were $261.5 million for the quarter ended June 30, 2018, compared with $229.6 million in the comparable prior period. Management Fees were $513.0 million for the six months ended June 30, 2018, compared to $437.9 million in the comparable prior period. The increase in both periods reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines.
BOOK VALUE PER SHARE
Book Value Per Share was $15.59 as of June 30, 2018, up 15%, compared with $13.50 as of June 30, 2017. The increase was primarily attributable to appreciation in the value of our investment portfolio as well as after-tax distributable earnings, net of distributions to public equity holders, over the last twelve months as of June 30, 2018.

DIVIDENDS AND OTHER
A dividend of $0.17 per share of Class A common stock has been declared for the second quarter of 2018, which will be paid on August 21, 2018 to holders of record of Class A common stock as of the close of business on August 6, 2018. Following the Conversion, KKR expects to pay its Class A common stockholders an annualized dividend of $0.50 per share of Class A common stock, or a quarterly dividend of $0.125 per share of Class A common stock.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on September 15, 2018 to holders of record of Series A Preferred Stock as of the close of business on September 1, 2018. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on September 15, 2018 to holders of record of Series B Preferred Stock as of the close of business on September 1, 2018.
Holders of our common or preferred units during the period of January 1, 2018 through June 30, 2018 will receive a final Schedule K-1 for such period (delivery expected in March 2019). Schedule K-1s will not be issued for periods subsequent to June 30, 2018, and dividends received by holders of our common and preferred stock after such date will be reported on Form 1099-DIV.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, and compliance with the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained. There is no guarantee that the distributions we made to former unitholders will be sufficient to satisfy payment of their tax liabilities as limited partners of KKR for the six months ended June 30, 2018.
On May 3, 2018, KKR increased the available amount under its repurchase program to $500 million, which may be used for the repurchase of its Class A common stock, and the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (and any successor equity plan thereto). From March 31, 2018 to July 18, 2018, KKR spent approximately $64 million to repurchase 2.7 million shares at an average price of $23.70 per share and retired equity awards representing 2.6 million shares for approximately $53 million. Collectively, approximately $713 million has been spent since October 27, 2015, representing a total of 45.4 million shares, to either repurchase shares or retire equity awards. As of July 18, 2018, approximately $436 million is available under the repurchase program.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Thursday, July 26, 2018 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 8593647, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended June 30, 2018 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, fee and yield segment EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: whether KKR realizes all or any of the anticipated benefits from converting to a corporation and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues
Fees and Other	$413,846	$380,785	$808,240	$760,964
Capital Allocation-Based Income (1)	557,774	635,015	635,986	1,022,591
Total Revenues	971,620	1,015,800	1,444,226	1,783,555
Expenses
Compensation and Benefits	472,500	462,841	770,636	865,804
Occupancy and Related Charges	15,322	14,032	29,537	28,883
General, Administrative and Other	187,228	152,855	311,478	275,055
Total Expenses	675,050	629,728	1,111,651	1,169,742
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,116,587	334,416	1,589,387	841,061
Dividend Income	66,344	69,446	99,408	79,370
Interest Income	351,705	295,718	649,961	576,698
Interest Expense	(203,850)	(198,590)	(423,440)	(385,444)
Total Investment Income (Loss)	1,330,786	500,990	1,915,316	1,111,685

Income (Loss) Before Taxes	1,627,356	887,062	2,247,891	1,725,498

Income Tax (Benefit)	60,960	18,538	78,601	59,080

Net Income (Loss)	1,566,396	868,524	2,169,290	1,666,418

Net Income (Loss) Attributable to Redeemable Noncontrolling Interests	(18,016)	22,387	7,658	43,320
Net Income (Loss) Attributable to Noncontrolling Interests	895,690	432,150	1,294,467	941,427

Net Income (Loss) Attributable to KKR & Co. L.P.	688,722	413,987	867,165	681,671

Net Income (Loss) Attributable to Series A Preferred Unitholders	5,822	5,822	11,644	11,644
Net Income (Loss) Attributable to Series B Preferred Unitholders	2,519	2,519	5,038	5,038

Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$680,381	$405,646	$850,483	$664,989

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$1.33	$0.87	$1.71	$1.45
Diluted (2)	$1.24	$0.81	$1.57	$1.33
Weighted Average Common Units Outstanding
Basic	510,586,631	466,170,025	499,208,944	459,967,395
Diluted (2)	548,745,498	501,177,423	542,367,320	498,943,294

KKR
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except per common unit amounts)

	As of
	June 30, 2018	December 31, 2017

Assets
Cash and Cash Equivalents	$2,065,172	$1,876,687
Investments	42,622,545	39,013,934
Other Assets	3,884,947	4,944,098
Total Assets	48,572,664	45,834,719

Liabilities and Equity
Debt Obligations	19,972,383	21,193,859
Other Liabilities	4,313,091	3,978,060
Total Liabilities	24,285,474	25,171,919

Redeemable Noncontrolling Interests	962,147	610,540

Equity
Series A Preferred Units	332,988	332,988
Series B Preferred Units	149,566	149,566
KKR & Co. L.P. Capital - Common Unitholders	7,909,830	6,703,382
Noncontrolling Interests	14,932,659	12,866,324
Total Equity	23,325,043	20,052,260
Total Liabilities and Equity	$48,572,664	$45,834,719

KKR & Co. L.P. Capital Per Outstanding Common Unit - Basic	$15.09	$13.79

(1) Capital allocation-based income is earned from those arrangements whereby KKR serves as general partner and includes income from KKR's capital interest as well as "carried interest" which entitles KKR to a disproportionate allocation of investment income from investment funds' limited partners. Prior to January 1, 2018, to the extent an investment fund was not consolidated, KKR accounted for carried interest within Fees and Other separately from its capital interest, which was included in Net Gains (Losses) from Investment Activities in the statements of operations. Effective January 1, 2018, the carried interest component of the general partner interest and the capital interest KKR holds in its investment funds as the general partner are accounted for as a single unit of account and reported in Capital Allocation-Based Income within Revenues in the statements of operations. This change in accounting has been applied on a full retrospective basis.
(2) KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.

KKR
SEGMENT RESULTS AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED) (1)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Segment Revenues
Fees and Other, Net
Management Fees	$261,450	$251,585	$229,569	$513,035	$437,853
Transaction Fees	163,925	156,845	156,465	320,770	399,500
Monitoring Fees	25,394	17,530	30,510	42,924	43,730
Fee Credits	(53,021)	(43,774)	(51,384)	(96,795)	(140,401)
Total Fees and Other, Net	397,748	382,186	365,160	779,934	740,682

Realized Performance Income (Loss)
Carried Interest	342,089	202,555	264,668	544,644	470,872
Incentive Fees	17,651	16,407	2,624	34,058	4,310
Total Realized Performance Income (Loss)	359,740	218,962	267,292	578,702	475,182

Realized Investment Income (Loss)
Net Realized Gains (Losses) (2)	97,480	7,875	7,180	105,355	86,631
Interest Income and Dividends	71,228	72,577	67,836	143,805	124,718
Total Realized Investment Income (Loss)	168,708	80,452	75,016	249,160	211,349

Total Segment Revenues	926,196	681,600	707,468	1,607,796	1,427,213

Segment Expenses
Compensation and Benefits (3)	368,562	300,480	292,415	669,042	569,860
Occupancy and Related Charges	14,665	13,583	13,407	28,248	27,776
Other Operating Expenses (4)	63,561	57,905	53,069	121,466	106,567
Total Segment Expenses	446,788	371,968	358,891	818,756	704,203

Segment Operating Earnings	479,408	309,632	348,577	789,040	723,010

Interest Expense	45,474	50,192	47,026	95,666	88,735
Preferred Dividends	8,341	8,341	8,341	16,682	16,682
Income (Loss) Attributable to Noncontrolling Interests	1,082	1,203	1,180	2,285	2,764
Income Taxes Paid	19,820	14,168	15,084	33,988	41,359
After-tax Distributable Earnings	$404,691	$235,728	$276,946	$640,419	$573,470

Per Adjusted Share Eligible for Distribution	$0.49	$0.29	$0.34	$0.77	$0.70
Weighted Average Adjusted Shares Eligible for Distribution	831,103,486	824,442,002	816,759,609	827,791,146	813,765,465

Assets Under Management	$191,265,400	$176,355,700	$148,483,000	$191,265,400	$148,483,000
Fee Paying Assets Under Management	$138,841,100	$119,658,100	$112,646,200	$138,841,100	$112,646,200
Capital Invested and Syndicated Capital	$4,825,700	$4,287,600	$5,369,400	$9,113,300	$11,928,500
Uncalled Commitments	$57,417,400	$58,843,900	$42,551,600	$57,417,400	$42,551,600

Fee Related Earnings (5)	$230,871	$211,631	$203,133	$442,502	$424,548

Note: See "Information on Key Segment & Other Measures" for more information about certain non-GAAP financial measures and Exhibit A for a reconciliation of such measures to the financial results presented in accordance with GAAP.

(1) See Exhibit A for reconciliations of (i) Net Income (Loss) attributable to KKR & Co. L.P. common unitholders (GAAP basis) to After-tax Distributable Earnings, (ii) Total GAAP Revenues to Total Segment Revenues and (iii) Total GAAP Expenses to Total Segment Expenses. See reconciliation of GAAP Common Units Outstanding to Adjusted Shares Eligible for Distribution in the information that follows.
(2) Given the extraordinary nature of the Conversion, the quarter and six months ended June 30, 2018 excludes approximately $729.4 million of losses on certain investments which were realized in the second quarter in advance of the Conversion.
(3) Includes equity-based compensation of $58,198, $67,796, and $44,976 for the quarters ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, and $125,994 and $94,919 for the six months ended June 30, 2018 and June 30, 2017, respectively.
(4) For the quarter and six months ended June 30, 2018, excludes approximately $11.5 million of non-recurring costs in connection with the Conversion.
(5) Fee related earnings is calculated as KKR’s total Fees and Other multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, excluding equity-based compensation, divided by total segment revenues.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Fees and Other, Net
Management Fees	$156,295	$158,190	$142,253	$314,485	$265,765
Transaction Fees	48,567	46,689	37,252	95,256	155,134
Monitoring Fees	25,394	17,530	30,510	42,924	43,730
Fee Credits	(43,249)	(41,343)	(31,750)	(84,592)	(117,400)
Total Fees and Other, Net	187,007	181,066	178,265	368,073	347,229

Realized Performance Income (Loss)
Carried Interest	342,089	202,555	264,668	544,644	470,872
Incentive Fees	—	—	—	—	—
Total Realized Performance Income (Loss)	$342,089	$202,555	$264,668	$544,644	$470,872

Assets Under Management	$102,391,900	$102,240,200	$84,984,000	$102,391,900	$84,984,000
Fee Paying Assets Under Management	$66,295,700	$61,506,200	$62,008,900	$66,295,700	$62,008,900
Capital Invested	$2,632,100	$2,366,700	$3,623,300	$4,998,800	$8,107,500
Uncalled Commitments	$48,555,500	$50,300,500	$35,792,900	$48,555,500	$35,792,900

PUBLIC MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Fees and Other, Net
Management Fees	$105,155	$93,395	$87,316	$198,550	$172,088
Transaction Fees	10,673	2,558	25,515	13,231	29,571
Fee Credits	(9,772)	(2,431)	(19,634)	(12,203)	(23,001)
Total Fees and Other, Net	106,056	93,522	93,197	199,578	178,658

Realized Performance Income (Loss)
Carried Interest	—	—	—	—	—
Incentive Fees	17,651	16,407	2,624	34,058	4,310
Total Realized Performance Income (Loss)	$17,651	$16,407	$2,624	$34,058	$4,310

Assets Under Management	$88,873,500	$74,115,500	$63,499,000	$88,873,500	$63,499,000
Fee Paying Assets Under Management	$72,545,400	$58,151,900	$50,637,300	$72,545,400	$50,637,300
Capital Invested	$1,955,200	$1,367,900	$1,293,100	$3,323,100	$2,186,700
Uncalled Commitments	$8,861,900	$8,543,400	$6,758,700	$8,861,900	$6,758,700

CAPITAL MARKETS BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Transaction Fees	$104,685	$107,598	$93,698	$212,283	$214,795

Syndicated Capital	$238,400	$553,000	$453,000	$791,400	$1,634,300

PRINCIPAL ACTIVITIES BUSINESS LINE

	Quarter Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$97,480	$7,875	$7,180	105,355	86,631
Interest Income and Dividends	71,228	72,577	67,836	143,805	124,718
Total Realized Investment Income (Loss)	$168,708	$80,452	$75,016	$249,160	$211,349

KKR
SEGMENT BALANCE SHEET (UNAUDITED)
(Amounts in thousands, except per Outstanding Adjusted Share amounts)

	As of
	June 30, 2018		December 31, 2017
Cash and Short-term Investments	$2,765,646		$3,214,794
Investments	9,763,985	(1)	8,488,606
Unrealized Carried Interest	1,691,112	(2)	1,620,401	(2)
Other Assets	3,094,715		2,276,286
Corporate Real Estate	161,225		161,225
Total Assets	$17,476,683		$15,761,312

Debt Obligations - KKR (ex-KFN)	$2,364,293		$2,000,000
Debt Obligations - KFN	948,517		764,767
Preferred Shares - KFN	—		373,750
Other Liabilities	727,854		426,699
Total Liabilities	4,040,664		3,565,216

Noncontrolling Interests	22,737		22,187
Preferred Stock	500,000		500,000

Book Value	$12,913,282		$11,673,909

Book Value Per Outstanding Adjusted Share	$15.59		$14.20

Note: As of June 30, 2018, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has $1.3 billion in revolving credit facilities for use in its capital markets business, which were undrawn as of June 30, 2018.

(1) See schedule of investments that follows on the next page.

(2) The following table provides unrealized carried interest by business line:

	As of
	June 30, 2018	December 31, 2017
Private Markets Business Line	$1,526,892	$1,480,142
Public Markets Business Line	164,220	140,259
Total	$1,691,112	$1,620,401

KKR
SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)(1)
(Amounts in thousands, except percentage amounts)

As of June 30, 2018

Investments	Fair Value

Private Equity Co-Investments and Other Equity	$3,816,309
Private Equity Funds	1,560,011
Private Equity Total	5,376,320

Energy	702,443
Real Estate	818,991
Infrastructure	419,945
Real Assets Total	1,941,379

Special Situations	771,338
Direct Lending	113,039
Mezzanine	28,252
Alternative Credit Total	912,629
CLOs	637,068
Other Leveraged Credit	161,522
Specialty Finance	209,021
Credit Total	1,920,240

Other	526,046

Total Investments	$9,763,985

	As of June 30, 2018

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
First Data Corporation	$1,477,777	15.1%
USI, Inc.	550,112	5.6%
KKR Real Estate Finance Trust Inc.	321,425	3.3%
Heartland Dental	302,255	3.1%
PetVet	267,507	2.7%
Total Significant Investments	2,919,076	29.8%

Other Investments	6,844,909	70.2%
Total Investments	$9,763,985	100.0%

(1) Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.

(2) This presentation includes our capital commitments to our funds. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity co-investments and other opportunistic investments. However, equity investments in other asset classes, such as real estate, alternative credit and energy appear in these other asset classes. Other Credit consists of other leveraged credit and specialty finance strategies.

(3) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair values as of June 30, 2018. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line		Public Markets Business Line		Total
Quarter Ended June 30, 2018
March 31, 2018	$102,240,200		$74,115,500		$176,355,700
New Capital Raised	1,354,600		4,584,700		5,939,300
Acquisitions	—		13,189,100	(1)	13,189,100
Distributions and Other	(4,150,400)	(6)	(2,644,500)	(2)	(6,794,900)
Change in Value	2,947,500		(371,300)		2,576,200
June 30, 2018	$102,391,900		$88,873,500		$191,265,400

Six Months Ended June 30, 2018
December 31, 2017	$97,527,100		$70,943,500		$168,470,600
New Capital Raised	7,903,300		8,684,800		16,588,100
Acquisitions	—		13,189,100	(1)	13,189,100
Distributions and Other	(6,402,500)	(6)	(4,438,700)	(3)	(10,841,200)
Change in Value	3,364,000		494,800		3,858,800
June 30, 2018	$102,391,900		$88,873,500		$191,265,400

Trailing Twelve Months Ended June 30, 2018
June 30, 2017	$84,984,000		$63,499,000		$148,483,000
New Capital Raised	22,278,400		17,689,700		39,968,100
Acquisitions	—		14,983,900	(4)	14,983,900
Distributions and Other	(13,537,200)	(6)	(9,210,700)	(5)	(22,747,900)
Change in Value	8,666,700		1,911,600		10,578,300
June 30, 2018	$102,391,900		$88,873,500		$191,265,400

(1) Represents AUM managed by FS Investments in connection with the completion of the FS Investments transaction.
(2) Includes $1,319.5 million of redemptions by fund investors.
(3) Includes $2,283.6 million of redemptions by fund investors.
(4) Includes (i) KKR's incremental pro rata portion of AUM of $1,794.8 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017 and (ii) AUM managed by FS Investments of $13,189.1 million in connection with the completion of the FS Investments transaction.
(5) Includes $4,466.6 million of redemptions by fund investors.
(6) Includes $812.0 million of expired commitments that are no longer eligible to be called.

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended June 30, 2018
March 31, 2018	$61,506,200	$58,151,900		$119,658,100
New Capital Raised	7,997,800	4,542,500		12,540,300
Acquisitions	—	13,189,100	(1)	13,189,100
Distributions	(2,060,300)	(2,759,800)	(2)	(4,820,100)
Net Changes in Fee Base of Certain Funds (3)	(1,040,300)	—		(1,040,300)
Change in Value	(107,700)	(578,300)		(686,000)
June 30, 2018	$66,295,700	$72,545,400		$138,841,100

Six Months Ended June 30, 2018
December 31, 2017	$61,678,600	$55,758,900		$117,437,500
New Capital Raised	8,573,600	7,957,500		16,531,100
Acquisitions	—	13,189,100	(1)	13,189,100
Distributions	(3,093,500)	(4,434,400)	(4)	(7,527,900)
Net Changes in Fee Base of Certain Funds (3)	(1,040,300)	—		(1,040,300)
Change in Value	177,300	74,300		251,600
June 30, 2018	$66,295,700	$72,545,400		$138,841,100

Trailing Twelve Months Ended June 30, 2018
June 30, 2017	$62,008,900	$50,637,300		$112,646,200
New Capital Raised	11,992,100	15,325,600		27,317,700
Acquisitions	—	14,983,900	(5)	14,983,900
Distributions	(7,483,200)	(9,586,900)	(6)	(17,070,100)
Net Changes in Fee Base of Certain Funds (3)	(1,040,300)	—		(1,040,300)
Change in Value	818,200	1,185,500		2,003,700
June 30, 2018	$66,295,700	$72,545,400		$138,841,100

(1) Represents FPAUM managed by FS Investments in connection with the completion of the FS Investments transaction.
(2) Includes $1,319.5 million of redemptions by fund investors.
(3) Represents the impact of certain funds entering their post-investment period.
(4) Includes $2,283.6 million of redemptions by fund investors.
(5) Includes (i) KKR's incremental pro rata portion of FPAUM of $1,794.8 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 30, 2017 and (ii) FPAUM managed by FS Investments of $13,189.1 million in connection with the completion of the FS Investments transaction.
(6) Includes $4,466.6 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (1) (UNAUDITED)
As of June 30, 2018
(Amounts in millions, except percentages)

	Investment Period
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity
Asian Fund III (1)	4/2017	4/2023	$9,000.0	$8,373.6	5.6%	$626.4	$—	$626.4	$584.3
Americas Fund XII (1)	1/2017	1/2023	13,500.0	11,607.1	6.0%	1,892.9	—	1,892.9	2,095.6
Health Care Strategic Growth (1)	12/2016	12/2021	1,331.0	1,284.2	11.3%	46.8	—	46.8	91.9
Next Generation Technology Growth (1)	3/2016	3/2021	658.9	328.6	22.5%	330.3	—	330.3	524.3
European Fund IV (1)	12/2014	12/2020	3,539.2	1,339.6	5.6%	2,276.2	454.9	2,058.4	3,087.5
Asian Fund II (1)	4/2013	4/2017	5,825.0	770.2	1.3%	6,056.0	2,230.5	4,637.8	6,892.6
North America Fund XI (1)	9/2012	1/2017	8,718.4	874.2	2.9%	9,274.4	6,523.4	6,166.1	11,546.7
China Growth Fund	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	637.8	630.5	671.7
European Fund III	3/2008	3/2014	6,167.6	237.6	4.6%	5,327.4	8,368.0	1,212.6	2,439.0
Asian Fund	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,409.6	239.2	256.8
2006 Fund	9/2006	9/2012	17,642.2	337.7	2.1%	17,304.5	28,460.7	4,159.0	6,135.9
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,469.8	—	57.7
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	13,938.7	232.5	195.1
Total Private Equity			83,126.4	25,152.8		59,841.6	77,493.4	22,232.5	34,579.1

Co-Investment Vehicles and Other (1)	Various	Various	6,546.5	1,797.2	Various	4,945.3	3,148.4	3,385.2	4,906.6

Total Private Equity			89,672.9	26,950.0		64,786.9	80,641.8	25,617.7	39,485.7

Real Assets
Energy Income and Growth Fund (1)	9/2013	6/2018	1,974.2	59.3	12.9%	1,958.2	395.1	1,627.6	1,846.5
Natural Resources Fund	Various	Various	887.4	2.6	Various	884.8	115.9	201.5	156.9
Global Energy Opportunities (1)	Various	Various	979.2	345.5	Various	463.0	62.4	345.7	347.7
Global Infrastructure Investors (1)	9/2011	10/2014	1,040.2	42.4	4.8%	1,029.3	876.1	616.9	834.6
Global Infrastructure Investors II (1)	10/2014	6/2018	3,044.3	674.5	4.1%	2,591.4	257.0	2,360.9	2,824.7
Global Infrastructure Investors III (1)	6/2018	6/2024	6,961.2	6,961.2	3.9%	—	—	—	—
Real Estate Partners Americas (1)	5/2013	5/2017	1,229.1	352.8	16.3%	1,004.1	904.1	514.2	551.3
Real Estate Partners Americas II (1)	5/2017	12/2020	1,921.2	1,748.5	7.8%	172.7	—	172.7	207.8
Real Estate Partners Europe (1)	9/2015	6/2020	720.1	501.1	9.2%	225.1	19.1	213.0	264.9
Real Estate Credit Opportunity Partners (1)	2/2017	2/2019	1,130.0	508.5	4.4%	621.5	27.6	621.5	634.2
Co-Investment Vehicles and Other	Various	Various	1,781.9	387.4	Various	1,394.5	623.1	1,391.2	1,704.0
Real Assets			21,668.8	11,583.8		10,344.6	3,280.4	8,065.2	9,372.6

Core Investment Vehicles (1)	Various	Various	9,500.0	6,954.6	36.8%	2,545.4	—	2,545.4	2,714.2

Unallocated Commitments (2)			3,067.1	3,067.1	Various	—	—	—	—

Private Markets Total			123,908.8	48,555.5		77,676.9	83,922.2	36,228.3	51,572.5

Public Markets Business Line(3)
Special Situations Fund	12/2012	1/2016	2,274.3	29.6	11.6%	2,244.7	1,140.7	1,554.0	1,736.5
Special Situations Fund II	12/2014	3/2019	3,316.8	1,603.4	9.0%	1,713.4	—	1,713.4	1,865.7
Mezzanine Partners	3/2010	3/2015	1,022.8	108.9	4.4%	913.9	1,057.2	259.4	301.3
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	1,607.7	2.2%	637.4	9.5	637.4	656.2
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	420.0	140.5	94.9
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	668.3	870.4	833.9
Lending Partners III	4/2017	(4)	963.8	768.8	2.7%	195.0	—	195.0	226.4
Lending Partners Europe	3/2015	3/2019	847.6	333.6	5.0%	514.0	61.0	514.0	511.1
Other Alternative Credit Vehicles	Various	Various	7,775.5	3,748.2	Various	4,027.3	2,401.3	2,896.3	3,076.5
Unallocated Commitments (2)	Various	Various	450.0	450.0	Various	—	—	—	—

Public Markets Total			20,692.0	8,861.9		11,830.1	5,758.0	8,780.4	9,302.5

Total Eligible To Receive Carried Interest			$144,600.8	$57,417.4		$89,507.0	$89,680.2	$45,008.7	$60,875.0

(1) The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from our strategic investor partnerships.
(3) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.
(4) Three years from final closing date.

KKR
INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of June 30, 2018
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$57,417.4	$60,875.0	$118,292.4
Incentive Fee Eligible
Hedge Funds (1)	—	15,698.4	15,698.4
BDCs	—	17,257.9	17,257.9
KKR Real Estate Finance Trust Inc.	—	1,064.0	1,064.0
Other	—	2,658.8	2,658.8
Total Carried Interest and Incentive Fee Eligible	57,417.4	97,554.1	154,971.5
Collateralized Loan Obligations (CLOs)	—	12,133.0	12,133.0
Leveraged Credit / Hedge Funds (1) / Other	—	24,160.9	24,160.9
Total Assets Under Management	$57,417.4	$133,848.0	$191,265.4

(1) Hedge Funds represent KKR's pro rata portion of AUM of our strategic manager partnerships, which consist of minority stakes in hedge fund managers. Total AUM for Hedge Funds is $28,136.1 million, of which $15,698.4 million is incentive fee eligible.

KKR’s PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	June 30, 2018	December 31, 2017
Private Markets	$4,918,200	$5,345,500
Public Markets	341,100	351,500
Total	$5,259,300	$5,697,000

KKR
WEIGHTED AVERAGE COMMON UNITS OUTSTANDING AND ADJUSTED SHARES ELIGIBLE FOR DISTRIBUTION

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Shares and Weighted Average Adjusted Shares Eligible for Distribution:

	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Weighted Average GAAP Common Units Outstanding - Basic	510,586,631	487,704,838	466,170,025
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	38,158,867	48,213,436	35,007,398
Weighted Average GAAP Common Units Outstanding - Diluted	548,745,498	535,918,274	501,177,423
Adjustments:
Weighted Average KKR Holdings Units (2)	319,040,229	335,016,218	346,473,324
Weighted Average Adjusted Shares	867,785,727	870,934,492	847,650,747
Adjustments:
Weighted Average Unvested Common Units	(36,682,241)	(46,492,490)	(30,891,138)
Weighted Average Adjusted Shares Eligible for Distribution	831,103,486	824,442,002	816,759,609

	Six Months Ended
	June 30, 2018	June 30, 2017
Weighted Average GAAP Common Units Outstanding - Basic	499,208,944	459,967,395
Adjustments:
Weighted Average Unvested Common Units and Other Securities (1)	43,158,376	38,975,899
Weighted Average GAAP Common Units Outstanding - Diluted	542,367,320	498,943,294
Adjustments:
Weighted Average KKR Holdings Units (2)	326,984,091	349,513,066
Weighted Average Adjusted Shares	869,351,411	848,456,360
Adjustments:
Weighted Average Unvested Common Units	(41,560,265)	(34,690,895)
Weighted Average Adjusted Shares Eligible for Distribution	827,791,146	813,765,465

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Shares, Adjusted Shares Eligible for Distribution and Outstanding Adjusted Shares:

	As of
	June 30, 2018	December 31, 2017
GAAP Common Units Outstanding - Basic	524,341,874	486,174,736
Unvested Common Units and Other Securities (1)	37,669,004	48,774,597
GAAP Common Units Outstanding - Diluted	562,010,878	534,949,333
Adjustments:
KKR Holdings Units (2)	304,107,762	335,971,334
Adjusted Shares	866,118,640	870,920,667
Adjustments:
Unvested Common Units	(36,267,204)	(46,475,176)
Adjusted Shares Eligible for Distribution	829,851,436	824,445,491
Adjustments:
Vested Other Securities	(1,401,800)	(2,299,421)
Outstanding Adjusted Shares	828,449,636	822,146,070

(1) Represents unvested equity awards granted under the Equity Incentive Plan and vested other securities that are exchangeable into shares of Class A common stock. The issuance of shares of Class A common stock pursuant to such equity awards dilutes KKR common stockholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(2) Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

KKR
INFORMATION ON KEY SEGMENT & OTHER MEASURES (UNAUDITED)
KKR's segment reporting is presented prior to giving effect to the allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR's segment reporting is presented without giving effect to the consolidation of the investment funds and collateralized financing entities that KKR manages as well as other consolidated entities that are not subsidiaries of KKR & Co. Inc. Effective with the quarter ended June 30, 2018, we are reporting as a single segment, which is consistent with KKR’s internal management reporting to its chief operating decision makers.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s business. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in Exhibit A.
Adjusted shares are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. Inc. (including equity awards issued under the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the "Equity Incentive Plan"), but excluding preferred stock), KKR Holdings and other holders of securities exchangeable into Class A common stock of KKR & Co. Inc. and represent the fully diluted share count of Class A common stock using the if-converted method. We believe this measure is useful to stockholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for Class A common stock of KKR & Co. Inc. The Series A and Series B Preferred Stock are not exchangeable for Class A common stock of KKR & Co. Inc.
Adjusted shares eligible for distribution represents the portion of total adjusted shares that are eligible to receive a distribution. We believe this measure is useful to stockholders as it provides insight into the calculation of amounts available for distribution on a per share basis. Weighted average adjusted shares eligible for distribution is used in the calculation of after-tax distributable earnings per share.
After-tax distributable earnings is a measure of KKR’s earnings on a segment basis excluding mark-to-market gains (losses). Starting with the second quarter of 2018, it is defined as the amount of realized earnings of KKR after deducting equity-based compensation that would be available for distribution to Class A common stockholders for a given reporting period. We believe that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Historically equity-based compensation expense relating to the Equity Incentive Plan was not reflected in our calculation of after-tax distributable earnings. Under KKR’s current segment presentation, equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. KKR revised the definition of after-tax distributable earnings because KKR believes it currently reflects how management evaluates KKR’s business. For comparability, After-tax distributable earnings for the comparable prior periods have been calculated using this new definition.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by strategic BDC partnership and strategic manager partnerships in which KKR holds a minority ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its strategic manager partnerships and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of strategic manager partnerships in which KKR holds a minority ownership interest, (vi) all of AUM of the strategic BDC partnership with FS Investments, and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of strategic manager partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segment and is used by management primarily in assessing the unrealized value of KKR’s investments and other assets, including carried interest. We believe this measure is useful to stockholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred stock.

Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any.  Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines.  Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to stockholders as it provides additional insight into KKR’s available liquidity.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR receives management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its strategic manager and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a management fee are excluded (e.g., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a supplemental measure of earnings of KKR on a segment basis before performance income and investment income. KKR believes this measure may be useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Starting with the second quarter of 2018, fee related earnings is calculated as KKR’s total Fees and Other multiplied by KKR’s segment operating margin. For purposes of the fee related earnings calculation, segment operating margin is calculated as Segment Operating Earnings, before equity-based compensation, divided by total segment revenues. Historically, fee related earnings was calculated as operating earnings of KKR on a segment basis before performance income, related performance income compensation and investment income. KKR revised the definition of fee related earnings to provide supplemental information about fees generated from KKR’s management companies and capital markets business because KKR believes it provides increased transparency on KKR’s underlying financial results to the stockholders. Fee related earnings for the comparable prior periods have been calculated using this new definition.
Income taxes paid represents the implied current income tax provision that has been calculated assuming that all current taxable income is allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. The assumptions and methodology used to calculate the implied current income tax provision are consistent with those used in calculating the current tax provision for KKR & Co. Inc. under GAAP. The implied current income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units. KKR's segment balance sheet excludes the net impact of KKR's implied income tax provision and its tax provision under GAAP.
Outstanding adjusted shares represents the portion of total adjusted shares that would receive assets of KKR if it were to be liquidated as of a particular date. Outstanding adjusted shares is used to calculate book value per outstanding adjusted share, which we believe is useful to stockholders as it provides a measure of net assets of KKR’s reportable segment on a per share basis.
Segment operating earnings represents segment earnings before interest expense, preferred dividends, income attributable to noncontrolling interests and income taxes paid. We believe segment operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to operations.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit - Basic	$1.33	$0.36	$0.87
Weighted Average Common Units Outstanding - Basic	510,586,631	487,704,838	466,170,025
Net Income (Loss) Available to KKR & Co. L.P. Common Unitholders	$680,381	$173,204	$405,646
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	—	3,102	—
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$680,381	$170,102	$405,646

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	449,859	121,002	305,280
Add: Equity-based and Other Compensation - KKR Holdings L.P.	29,247	32,695	42,964
Add: Amortization of Intangibles and Other, net	(50,643)	47,709	4,524
Add: One-time Non-recurring Costs (1)	11,501	—	—
Add: Realized Losses on Certain Investments (2)	729,425	—	—
Deduct: Unrealized Carried Interest	163,442	(111,732)	296,719
Deduct: Net Unrealized Gains (Losses)	1,389,869	207,862	307,977
Add: Unrealized Performance Income Compensation	67,092	(43,123)	119,774
Add: Income Tax Provision	60,960	17,641	18,538
Deduct: Income Taxes Paid	19,820	14,168	15,084

After-tax Distributable Earnings	$404,691	$235,728	$276,946
Weighted Average Adjusted Shares Eligible for Distribution	831,103,486	824,442,002	816,759,609
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.49	$0.29	$0.34

After-tax Distributable Earnings	$404,691	$235,728	$276,946

Add: Equity-based Compensation (Equity Incentive Plan)	58,198	67,796	44,976
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	1,082	1,203	1,180
Add: Segment Income Taxes Paid	19,820	14,168	15,084
Add: Preferred Dividends	8,341	8,341	8,341
Add: Core Interest Expense (3)	32,308	31,443	30,642
Add: Depreciation and Amortization	3,775	3,709	3,864

Segment EBITDA (4)	$528,215	$362,388	$381,033

(1) Represents non-recurring costs in connection with the Conversion.
(2) Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.
(3) Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to stockholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.
(4) Segment EBITDA may be useful in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred distributions and segment noncontrolling interests.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE ELIGIBLE FOR DISTRIBUTION AND SEGMENT EBITDA (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Six Months Ended
	June 30, 2018	June 30, 2017
Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit - Basic	$1.71	$1.45
Weighted Average Common Units Outstanding - Basic	499,208,944	459,967,395
Net Income (Loss) Available to KKR & Co. L.P. Common Unitholders	$853,585	$664,989
Less: Excess of carrying value over consideration transferred on redemption of KFN 7.375% Series A LLC Preferred Shares	3,102	—
Net Income (Loss) Attributable to KKR & Co. L.P. Common Unitholders	$850,483	$664,989

Add: Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	570,861	521,712
Add: Equity-based and Other Compensation - KKR Holdings L.P.	61,942	104,057
Add: Amortization of Intangibles and Other, net	(2,934)	37,361
Add: One-time Non-recurring Costs (1)	11,501	—
Add: Realized Losses on Certain Investments (2)	729,425	—
Deduct: Unrealized Carried Interest	51,710	437,345
Deduct: Net Unrealized Gains (Losses)	1,597,731	512,013
Add: Unrealized Performance Income Compensation	23,969	176,988
Add: Income Tax Provision	78,601	59,080
Deduct: Income Taxes Paid	33,988	41,359

After-tax Distributable Earnings	$640,419	$573,470
Weighted Average Adjusted Shares Eligible for Distribution	827,791,146	813,765,465
After-tax Distributable Earnings Per Adjusted Share Eligible for Distribution	$0.77	$0.70

After-tax Distributable Earnings	$640,419	$573,470

Add: Equity-based Compensation (Equity Incentive Plan)	125,994	94,919
Add: Income (Loss) Attributable to Segment Noncontrolling Interests	2,285	2,764
Add: Segment Income Taxes Paid	33,988	41,359
Add: Preferred Dividends	16,682	16,682
Add: Core Interest Expense	63,751	59,804
Add: Depreciation and Amortization	7,484	8,041

Segment EBITDA	$890,603	$797,039

(1) Represents non-recurring costs in connection with the Conversion.
(2) Represents losses on certain investments which were realized in the second quarter in advance of the Conversion.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL SEGMENT REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Total GAAP Revenues	$971,620	$472,606	$1,015,800
Add: Management Fees - Consolidated Funds and Other	101,431	64,596	54,072
Deduct: Fee Credits - Consolidated Funds	18,174	14,721	2,707
Deduct: Capital Allocation-Based Income (GAAP)	557,774	78,212	635,015
Add: Segment Realized Carried Interest	342,089	202,555	264,668
Add: Segment Realized Investment Income (Loss)	168,708	80,452	75,016
Deduct: Revenue Earned by Other Consolidated Entities	31,128	25,465	28,290
Deduct: Expense Reimbursements	50,576	20,211	36,076
Total Segment Revenues	$926,196	$681,600	$707,468

	Six Months Ended
	June 30, 2018	June 30, 2017
Total GAAP Revenues	$1,444,226	$1,783,555
Add: Management Fees - Consolidated Funds and Other	166,027	101,964
Deduct: Fee Credits - Consolidated Funds	32,895	3,646
Deduct: Capital Allocation-Based Income (GAAP)	635,986	1,022,591
Add: Segment Realized Carried Interest	544,644	470,872
Add: Segment Realized Investment Income (Loss)	249,160	211,349
Deduct: Revenue Earned by Other Consolidated Entities	56,593	54,665
Deduct: Expense Reimbursements	70,787	59,625
Total Segment Revenues	$1,607,796	$1,427,213

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL SEGMENT EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Total GAAP Expenses	$675,050	$436,601	$629,728
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	29,247	32,695	42,964
Deduct: Segment Unrealized Performance Income Compensation	67,092	(43,123)	119,774
Deduct: Amortization of Intangibles	1,317	5,030	5,062
Deduct: Reimbursable Expenses	56,312	26,093	43,438
Deduct: Operating Expenses relating to Other Consolidated Entities	53,114	44,309	44,093
Deduct: One-time Non-recurring Costs (1)	11,501	—	—
Add: Other	(9,679)	371	(15,506)
Total Segment Expenses	$446,788	$371,968	$358,891

	Six Months Ended
	June 30, 2018	June 30, 2017
Total GAAP Expenses	$1,111,651	$1,169,742
Deduct: Equity-based and Other Compensation - KKR Holdings L.P.	61,942	104,057
Deduct: Segment Unrealized Performance Income Compensation	23,969	176,988
Deduct: Amortization of Intangibles	6,347	11,428
Deduct: Reimbursable Expenses	82,405	72,237
Deduct: Operating Expenses relating to Other Consolidated Entities	97,423	77,873
Deduct: One-time Non-recurring Costs (1)	11,501	—
Add: Other	(9,308)	(22,956)
Total Segment Expenses	$818,756	$704,203

(1) Represents non-recurring costs in connection with the Conversion.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
June 30, 2018
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$2,065,172	—	—	708,157	—	(7,683)	$2,765,646	Cash and Short-term Investments
Investments	42,622,545	(29,924,613)	(1,242,835)	(1,691,112)	—	—	9,763,985	Investments
		—	—	1,691,112	—	—	1,691,112	Unrealized Carried Interest
Other Assets	3,884,947	222,750	—	(869,382)	—	(143,600)	3,094,715	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$48,572,664	(29,701,863)	(1,242,835)	—	—	(151,283)	$17,476,683

Liabilities and Equity
Debt Obligations	19,972,383	(16,659,573)	—	(948,517)	—	—	2,364,293	Debt Obligations - KKR (ex-KFN)
		—	—	948,517	—	—	948,517	Debt Obligations - KFN
Other Liabilities	4,313,091	(2,219,130)	(1,242,835)	—	—	(123,272)	727,854	Other Liabilities
Total Liabilities	24,285,474	(18,878,703)	(1,242,835)	—	—	(123,272)	4,040,664

Redeemable Noncontrolling Interests	962,147	(962,147)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	7,909,830	196,032	—	(17,446)	4,852,877	(28,011)	12,913,282	Book Value
Noncontrolling Interests	14,932,659	(10,057,045)	—	—	(4,852,877)	—	22,737	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Stock
Total Liabilities and Equity	$48,572,664	(29,701,863)	(1,242,835)	—	—	(151,283)	$17,476,683

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.

KKR
EXHIBIT A (CONTINUED)

RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (GAAP BASIS)
TO SEGMENT BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2017
(Amounts in thousands)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (GAAP BASIS)		1	2	3	4	5	SEGMENT BALANCE SHEET

Assets
Cash and Cash Equivalents	$1,876,687	—	—	1,338,107	—	—	$3,214,794	Cash and Short-term Investments
Investments	39,013,934	(27,684,368)	(1,220,559)	(1,620,401)	—	—	8,488,606	Investments
		—	—	1,620,401	—	—	1,620,401	Unrealized Carried Interest
Other Assets	4,944,098	(974,710)	—	(1,499,332)	—	(193,770)	2,276,286	Other Assets
		—	—	161,225	—	—	161,225	Corporate Real Estate
Total Assets	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

Liabilities and Equity
Debt Obligations	21,193,859	(18,429,092)	—	(764,767)	—	—	2,000,000	Debt Obligations - KKR (ex-KFN)
		—	—	764,767	—	—	764,767	Debt Obligations - KFN
		—	—	373,750	—	—	373,750	Preferred Shares - KFN
Other Liabilities	3,978,060	(2,207,518)	(1,220,559)	—	—	(123,284)	426,699	Other Liabilities
Total Liabilities	25,171,919	(20,636,610)	(1,220,559)	373,750	—	(123,284)	3,565,216

Redeemable Noncontrolling Interests	610,540	(610,540)	—	—	—	—

Equity
Series A Preferred Units	332,988	—	—	(332,988)	—	—
Series B Preferred Units	149,566	—	—	(149,566)	—	—
KKR & Co. L.P. Capital - Common Unitholders	6,703,382	214,188	—	(17,446)	4,844,271	(70,486)	11,673,909	Book Value
Noncontrolling Interests	12,866,324	(7,626,116)	—	(373,750)	(4,844,271)	—	22,187	Noncontrolling Interests
		—	—	500,000	—	—	500,000	Preferred Stock
Total Liabilities and Equity	$45,834,719	(28,659,078)	(1,220,559)	—	—	(193,770)	$15,761,312

1	IMPACT OF CONSOLIDATION OF INVESTMENT VEHICLES AND OTHER ENTITIES
2	CARRY POOL RECLASSIFICATION
3	OTHER RECLASSIFICATIONS
4	NONCONTROLLING INTERESTS HELD BY KKR HOLDINGS L.P. AND OTHER
5	EQUITY IMPACT OF KKR MANAGEMENT HOLDINGS CORP.